NEW

AMENDMENT TWO

Agreement: Master Services Agreement dated January 1, 2004
Amendment Effective Date: May 11, 2006

This Amendment Two to the subject Agreement ("Amendment") is by and between NEWROADS, INC. ("NewRoads") and Petals Decorative Accents, LLC ("Company"). Each capitalized term used but not defined herein shall have the meaning assigned in the Agreement. The terms and conditions of the Agreement, except as duly modified by this and the previous amendment(s), remain in full force and effect.

In consideration of the mutual promises contained herein, the receipt and sufficiency of which are hereby acknowledged, Company and NewRoads agree as follows:

1. **Section 2, entitled Appointment:** add the following to the Section: "Company's breach of this obligation shall be deemed a material breach of the Agreement, and NewRoads shall have the right to cease providing Services and performing its obligations and terminate the Agreement immediately without having to meet the notice and cure period requirements of the Other Defaults section. In such event, Company shall pay to NewRoads an amount equal to the Termination Fee set forth in the Rate Schedule of the Statement of Work No 1 within ten (10) Business Days after termination."
2. **Section 5.g., entitled Termination Fee:** replace the last sentence in its entirety with the following: "The Termination Fee is set forth in the Rate Schedule of the applicable Statement of Work."
3. **Section 1 of the Statement of Work No 1, entitled Term:** add the following after the first sentence in the Section: "Notwithstanding the foregoing, at NewRoads reasonable discretion, the Expiration Date may be extended to January 31, 2007, provided NewRoads notifies Company in writing no later than December 1, 2006 of such extension."
4. **Statement of Work No 1:** add the following as Section 14: "IRREVOCABLE LETTER OF CREDIT. The amount of the Letter of Credit must be $200,000."
5. **Rate Schedule of the Statement of Work No 1:** Minimum Weekly Invoice is hereby amended to $35,000.
6. **Rate Schedule of the Statement of Work No 1, Close Down Expenses line item:** replace the Comment in its entirety with the following: "Hourly rates."
7. **Rate Schedule of the Statement of Work No 1, Termination Fee line item:** replace the Comment in its entirety with the following: "The sum of (i) the Minimum Weekly Invoice of $35,000 *multiplied by* the remaining weeks in the Term, or (ii) the amount billed by NewRoads to Petals in the average week in the immediately prior 12 months *multiplied by* the remaining weeks in the Term, whichever is greater."

8. **Section 11, entitled INVOICING & PAYMENT TERMS of the Statement of Work No 1:** *Subsection a.* is replaced in its entirety with the following: "Company shall be invoiced and shall pay to NewRoads, weekly and in advance, an amount of $80,000 ("Weekly Advance Payment"). Notwithstanding anything to the contrary herein, NewRoads shall reconcile such advance payment against the week's actual billings each Friday and the following advance weekly payment amount shall be adjusted accordingly as follows: (i) if the week's actual billings are lower than $80,000, then the following Weekly Advance Payment shall be reduced by an amount equal to such difference; or (ii) if the week's actual billings are higher than $80,000, then the following Weekly Advance Payment shall be increased by an amount equal to such difference.

9. **Section 11, entitled INVOICING & PAYMENT TERMS of the Statement of Work No 1:** add the following as *Subsection c.*: "Company shall be invoiced weekly and in advance for close down services based on Company's reasonable specifications and requirements for the close down services."

10. The rights of NewRoads under the Agreement (including NewRoads' right to charge late fees for Petals' past, current and any future payment obligations) are not limited, impaired, canceled or waived by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly empowered representatives as of the Amendment Effective Date.

Petals Decorative Accents, LLC ("Company")	**NewRoads, Inc.** ("NewRoads")
By: [signature]	By: [signature]
Name: [illegible]	Name: Keith Bolt
Title: [illegible]	Title: EVP - CFO

NEW

Huntersville Business Park
13801 Reese Blvd W, Ste 250
Huntersville, NC 28078
704.370.5000 tel
704.370.5054 fax
www.newroads.com

May 11, 2006

Mr. Chris Topping
Chief Executive Officer
Petals Decorative Accents, LLC
90 Grove Street, Suite 206
Ridgefield, CT 06877

RE: Monetary Default and Amendment

Dear Mr. Topping:

In response to Petals' communications of a desire to continue the business relationship between NewRoads and Petals, NewRoads is willing to continue same if (i) Petals rectifies its payment defaults and provides NewRoads with assurances on timely future payments by agreeing to the following terms, and (ii) Petals and NewRoads can mutually agree to the enclosed Amendment and execute such by 9:00 AM EST on Friday, May 12, 2006.

- Company shall pay all monies owed pursuant to NewRoads' Default Letter of May 4, 2006 to Company. Such amount is $844,629.28, and payment shall be made by wire transfer to NewRoads no later than 9:30 AM EST on Friday, May 12, 2006. Wire instructions are as follows:

  Wachovia Bank, N.A.

  ABA #021101108

  NewRoads Southeast Account

  #2000006058342

- Company shall pay to NewRoads $20,000 for management time, legal counsel time and resource allocation associated with Company's default of payments, default notification and discussions, and this Amendment process. Payment shall also be made by wire transfer to NewRoads no later than 9:30 AM EST on Friday, May 12, 2006, using the above-mentioned wire instructions.

- Within two (2) weeks of the Amendment Effective Date, Company shall provide NewRoads with an Irrevocable Letter of Credit in an amount of $200,000.

NEWROADS

Huntersville Business Park
13801 Reese Blvd W, Ste 150
Huntersville, NC 28078
704.370.5000 tel
704.370.5054 fax
www.newroads.com

- Company shall be invoiced and shall pay to NewRoads weekly and in advance, as further detailed in the Amendment. The first such payment shall be $80,000, which shall be wired to NewRoads by 9:30 AM EST on Friday, May 12, 2006.

Please acknowledge agreement to the foregoing by signing in the appropriate space provided below and execute the Amendment in duplicate and fax both this letter and the Amendment to the fax number listed above by 9:00 AM EST on Friday, May 12, 2006, and thereafter FedEx the signed documents for overnight delivery to my attention at the address also listed above.

Sincerely,

Keith Bolt
EVP - CFO

ACKNOWLEDGED AND AGREED:

By: ________________

Name: Chris Topping

Title: Chief Executive Officer